Exhibit 3.202

WMG TRADEMARK HOLDING COMPANY LLC

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of September 15, 2003 (this “Agreement”),
adopted by Warner Music Group Inc., a Delaware Corporation, as the member.

Preliminary Statement

The members have formed a limited liability company (the “Company”) under the Delaware Limited Liability Company Act (the “Act”) for the purpose of engaging in any lawful act or activity for which a limited liability company may be organized under the Act.

Accordingly, the members hereby adopt the following as the “Operating Agreement” of the Company within the meaning of the Act:

1.                                       Formation.     The Company has been previously formed as a limited liability company pursuant to the provisions of the Act by Janice Cannon, an authorized person, by the filing of the Certificate of Formation for the Company with the Secretary of State of the State of Delaware as of the date hereof. The members hereby adopt, confirm and ratify said Certificate and all acts taken by Janice Cannon in connection therewith.

2.                                       Name.     The name of the Company is:

“WMG Trademark Holding Company LLC”

3.                                       Purpose.     The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

4.                                       Registered Office.     The registered office of the Company in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.  At any time, the Company may designate another registered office.

5.                                       Registered Agent.     The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.  At any time the Company may designate another registered agent.

6.                                       Member.      The name and the address of the member of the Company are as follows:

Warner Music Group Inc.
75 Rockefeller Plaza
New York, New York 10019

7.                                       Management.      Management of the Company is vested exclusively in the members and the members may delegate management responsibility as deemed necessary or appropriate.

8.                                       Dissolution.     The Company shall be dissolved and its affairs shall be wound up upon the earliest to occur of: (a) a decision made at any time by the members to dissolve the Company; (b) the sale, condemnation or other disposition of all of the Company’s assets and the receipt of all consideration therefor; or (c) the bankruptcy or dissolution of the members.

9.                                       Liquidation.     Upon a dissolution pursuant to Section 8, the Company business and Company assets shall be liquidated in an orderly manner. The members shall be the liquidators to wind up the affairs of the Company pursuant to this Agreement. In performing their duties, the liquidators are authorized to sell, distribute, exchange or otherwise dispose of Company assets in accordance with the Act in any reasonable manner that the liquidators shall determine to be in the best interests of the members.

10.                                 Initial Capital Contributions; Percentage Interests.     The initial cash capital contribution to be made by the members promptly hereafter and the percentage interest of the members in the Company are as follows:

Member	Initial Capital Contribution	Percentage Interest

Warner Music Group Inc.	$100.00	100%

11.                                 Additional Contributions.     The members shall have no obligation to make any additional capital contribution to the Company after the date hereof, but may agree to do so from time to time.

12.                                 Distributions.     Distributions shall be made to the members at the times and in the aggregate amounts determined by the members.

13.                                 Admission of Additional or Substitute Members.     No substitute or additional member shall be admitted to the Company without the written approval of the members, acting in their sole discretion.

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14.                                 Liability of Members and Officers.     No member, member designee, or officer (each, an “Indemnified Person”) shall have any liability for the obligations or liabilities of the Company, except to the extent, if any, expressly provided in the Act.

15.                                 Exculpation and Indemnification of Indemnified Persons.       (a) No Indemnified Person shall be personally liable for any breach of duty in such person’s capacity as a member, member designee or officer of the Company; provided, however, that the foregoing shall not eliminate or limit the liability of any Indemnified Person if a judgment or other final adjudication adverse to the Indemnified Person establishes (i) that the Indemnified Person’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that the Indemnified Person in fact personally gained a financial profit or other advantage to which the Indemnified Person was not legally entitled or (iii) that, with respect to a distribution subject to Section 18-607(a) of the Act, the acts of the Indemnified Person were not performed in accordance with Section 18-402 of the Act.

(b)                                 The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, any Indemnified Person against any losses, claims, damages or liabilities to which the Indemnified Person may become subject in connection with this Agreement or the Company’s business or affairs.

(c)                                  Notwithstanding anything else contained in this Agreement, the indemnity obligations of the Company under paragraph (b) above shall:

(i)                                     be in addition to any liability that the Company may otherwise have;

(ii)                                  extend upon the same terms and conditions to the directors, committee members, officers, partners, members and employees of the Indemnified Persons;

(iii)                               inure to the benefit of the successors, assigns, heirs and personal representatives of the Indemnified Person and any such persons; and

(iv)                              be limited to the assets of the Company.

(d)                                 This Section 15 shall survive any termination of this Agreement and the dissolution of the Company.

16.                                 Amendments.     This Agreement may be amended only by written instrument executed by the members.

17.                                 Benefits of Agreement.      None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any member.

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18.                                 Governing Law.     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

19.                                 Headings.     The titles of Sections of this Agreement are for convenience only and shall not be interpreted to limit or amplify the provisions of this Agreement.

20.                                 Severability.     Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

WARNER MUSIC GROUP INC.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Senior Vice President

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OPERATING AGREEMENT

OF

LAVA TRADEMARK HOLDING COMPANY LLC

ARTICLE I
OFFICES

Section 1.  Principal Office - The principal office of the Company shall be as set forth in its Articles of Organization.

Section 2.  Additional Offices - The Company may have such additional offices at such other place within or without the State of its organization as the Members may from time to time determine or as the business of the Company may require.

ARTICLE II
MEETINGS

Section 1.  Annual Meeting - An annual meeting of Members shall be held within five (5) months after the close of the fiscal year of the Company on such date and at the time and place (either within or without the State of its organization) as shall be fixed by the Members. At the annual meeting the Members shall elect an Operating Manager and other officers and transact such other business as may properly be brought before the meeting.

Section 2.  Special Meeting - A special meeting of Members may be called at any time by the Operating Manager and shall be called by the Operating Manager at the request in writing of a majority of the Members entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Members shall be confined to the purposes set forth in the notice thereof.

Section 3.  Notice of Meetings - Written notice of the time, place and purpose of every meeting of Members (and, if other than an annual meeting, the person or persons at whose discretion the meeting is being called), shall be given by the Operating Manager to each Member of record entitled to vote at such meeting, not less than ten nor more than fifty days prior to the date set for the meeting. Notice shall be given either personally or by mailing said notice by first class mail to each Member at his address appearing on the record book of the Company or at such other address supplied by him in writing to the Operating Manager of the Company for the purpose of receiving notice.

A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a Member at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such Member.

All notices given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

Section 4.  Quorum - The holders of a majority in interest of the Members present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of members except as otherwise provided by statute or the Articles of Organization. A Member’s interest in the Company shall be in proportion to his contribution to the capital of the Company adjusted from time to time to reflect additions or withdrawals. The phrase “a majority in interest of the Members” shall mean Members who, in the aggregate, shall have Capital Contributions in excess of fifty (50%) percent of the total Capital Contributions of all of the Members. If, however, a quorum shall not be present or represented at any meeting of Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any Members.

Section 5.  Voting - Every Member entitled to vote at any meeting shall be entitled to vote in accordance with his interest in the Company held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any Company action shall be authorized by a majority in interest of the votes cast by the Members entitled to vote thereon except as may otherwise be provided by statute, the Articles of Organization or this Operating Agreement.

Section 6.  Proxies - Every proxy must be signed by the Member entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Operating Manager of the Company prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by statute. Unless the proxy by its terms provides for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the Member who executed such proxy and the revocation is filed with the Operating Manager of the Company prior to the voting of the proxy.

Section 7.  Members’ List - A list of Members as of the record date, certified by the Operating Manager of the Company shall be prepared for every meeting of Members and shall be produced by the Operating Manager thereat.

Section 8.  Inspectors at Meetings - In advance of any Members’ meeting, the Members may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any Member entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 9.  Conduct of Meeting - All meetings of Members shall be presided over by the Operating Manager, or if he is not present, by a Member thereby chosen by the Members at the meeting. The Operating Manager or the person presiding at the meeting shall appoint any person present to act as secretary of the meeting.

ARTICLE III
COMMITTEES

The Members, by resolution of a majority in interest of the Members, may designate from among themselves one or more committees, each consisting of three or more Members, and each of which, to the extent provided in such resolution, shall have all the authority of the Members except that no such committee shall have authority as to any of the following matters:

(a) The filling of vacancies in any committee;

(b) The fixing of compensation of the Members for serving on any committee;

(c) The amendment or repeal of this Operating Agreement or the adoption of a new Operating Agreement; and

(d) The amendment or repeal of any resolution of the Members which by its terms shall not be so amendable or repealable.

The Members may designate one or more Members as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

Each such committee shall serve at the pleasure of the Members. The Members shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Members at the meeting of the Members next succeeding, and any action by the committee shall be subject to revision and alteration by the Members, provided that no rights of a third party shall be affected in any such revision or alteration.

ARTICLE IV
OFFICERS

Section 1.  Executive Officers - The officers of the Company shall be an Operating Manager, a Secretary and a Treasurer and such other officers as the Members may determine. Any two or more offices may be held by the same person.

Section 2.  Election - The Operating Manager and the other officers shall be chosen by the Members and shall hold office for the term for which elected and until their successors have been elected and qualified. The Members may from time to time appoint all such other officers as they determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Members.

Section 3.  Removal - Any officer may be removed from office by the Members at any time with or without cause.

Section 4.  Delegation of Powers - The Members may from time to time delegate the powers or duties of any officer of the Company, in the event of his absence or failure to act otherwise, to any other officer or Member or person whom they may select.

Section 5.  Compensation - The compensation of each officer shall be such as the Members may from time to time determine.

Section 6.  Operating Manager - The Operating Manager shall be the chief executive officer of the Company and shall have general charge of the business and affairs of the Company, subject, however, to the right of the Members to confer specified powers on officers and subject generally to the direction of the Members.

Unless otherwise ordered by the Members, the Operating Manager, or in the event of his inability to act, an officer designated by the Members, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of security holders of companies in which the Company may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Company might have possessed and exercised, if present. The Members by resolution from time to time may confer like powers upon any other person or persons.

Section 7.  Secretary - The Secretary shall keep the minutes of all meetings and record all votes of Members and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of Members or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Members, the list of Members required by Article II, Section 7 hereof. He shall be the custodian of the seal of the Company and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Members.

Section 8.  Treasurer - Subject to the direction of the Members, the Treasurer shall have charge of the general supervision of the funds and securities of the Company and the books of account of the Company and shall exercise the powers and perform the duties incident to the office of the Treasurer. If required by the Members, he shall give the Company a bond in such sum and with such sureties a may be satisfactory to the Members for the faithful discharge of his duties.

Section 9.  Other Officers - All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Members.

ARTICLE V
RESIGNATIONS

Any officer of the Company or any member of any committee of the Members, may resign at any time by giving written notice to the Members, the Operating Manager or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignations shall have been accepted.

ARTICLE VI
CERTIFICATES REPRESENTING MEMBERSHIP

Section 1.  Form of Certificates - Each Member shall be entitled to a certificate or certificates in such form as prescribed by the Members and by any applicable statutes, which Certificate shall certify the interest of the Member in the Company. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the interest in the Company represented thereby and the date of issuance shall be entered in the Membership book of the Company by the Secretary or by the transfer agent of the Company. Each certificate shall be signed by the Operating Manager and countersigned by the Secretary and shall be sealed with the Company Seal or a facsimile thereof. The signatures of the officers upon a certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or an employee of the Company. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, such certificate may be issued by the Company with the same effect as if the officer had not ceased to be such at the time of its issue.

Section 2.  Record Date for Members - For the purpose of determining the Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the Members entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Members may fix, in advance, a date as the record date for any such determination of Members. Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action. When a determination of Members of record entitled to notice of, or to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Members fix a new record date under this Section for the adjourned date.

Section 3.  Members of Record - The Company shall be entitled to treat the holder of record of any Membership certificate as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such membership interest on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of its organization.

ARTICLE VII
STATUTORY NOTICES

The Members may appoint the Treasurer or any other officer of the Company to cause to be prepared and furnished to members entitled thereto any special financial notice and/or statement which may be required by any applicable statute.

ARTICLE VIII
FISCAL YEAR

The fiscal year of the Company shall be fixed by the Members by resolution duly adopted, and, from time to time, by resolution duly adopted the Members may alter such fiscal year.

ARTICLE IX
COMPANY SEAL

The Company seal shall have inscribed thereon the name of the Company, the year and state of its creation and the words “A Limited Liability Company” and shall be in such form and contain such other words and/or figures as the Members shall determine. The Company seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said Company seal.

ARTICLE X
BOOKS AND RECORDS

There shall be maintained at the principal office of the Company books of account of all the Company’s business and transactions.

There shall be maintained at the principal office of the company or at the office of the Company’s transfer agent a record containing the names and addresses of all Members, the number and class of membership interest held by such and the dates when they respectively became the owners of record thereof.

ARTICLE XI

INDEMNIFICATION OF OFFICERS,
EMPLOYEE AND AGENTS

Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, then, is, or was a manager, member, employee or agent of the Company, or then serves or has served on behalf of the company in any capacity at the request of the Company, shall be indemnified by the Company against reasonable expenses, judgments, fines and amounts actually an necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein, to the fullest extent permissible by the laws of the State of Delaware. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

ARTICLE XII
AMENDMENTS

The Members entitled at the time to vote by vote of a majority in interest of the Members, shall have the power to amend or repeal this Operating Agreement, and to adopt a new Operating Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the 12th day of May, 2000.

Operating Manager:	Val Azzoli

Vice President:	Anthony O’Brien
Secretary:	Samantha Schwan

Treasurer:	Samantha Schwan

Members:	Atlantic Recording Corporation